                                                                    EXHIBIT 99.2
                         NOTICE OF GUARANTEED DELIVERY

                                 FOR TENDER OF
                         FLOATING RATE NOTES DUE 2003,
                             5.50% NOTES DUE 2005,
                             6.125% NOTES DUE 2007,
                            6.75% NOTES DUE 2012 AND
                           7.375% DEBENTURES DUE 2032
                                       OF

                              WEYERHAEUSER COMPANY

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept any Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) outstanding Floating Rate Notes due 2003, 5.50% Notes due 2005, 6.125% Notes due 2007, 6.75% Notes due 2012 or 7.375% Debentures due 2032 (collectively, the "Old Securities" and each a "series" of Old Securities) are not immediately available, (ii) Old Securities of any series, the Letter of Transmittal and all other required documents cannot be delivered to JPMorgan Chase Bank (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) of the Exchange Offer with respect to the Old Securities of that series or (iii) the procedures for delivery of the Old Securities of any series by book-entry transfer cannot be completed on or before the Expiration Date of the Exchange Offer with respect to the Old Securities of that series. This Notice of Guaranteed Delivery may be delivered by hand, overnight delivery service or mail, or transmitted by facsimile transmission, to the Exchange Agent. See "The Exchange
Offers -- Procedures for Tendering Old Securities -- Guaranteed Delivery" in the Prospectus.

                 The Exchange Agent for the Exchange Offers is:

                              JPMORGAN CHASE BANK

  By Mail, Overnight Courier             By Facsimile:              To Confirm by Telephone
       or Hand Delivery:            (212) 638-7380 or 7381            or for Information:
      JPMorgan Chase Bank           Reference: Weyerhaeuser             (212) 638-0459
 55 Water Street, Second Floor         Company Exchange             Attention: Victor Matis
  Room 234 -- North Building         Confirm by Telephone:          Reference: Weyerhaeuser
   New York, New York 10041             (212) 638-0459                 Company Exchange
    Reference: Weyerhaeuser         Attention: Victor Matis
       Company Exchange             Reference: Weyerhaeuser
                                       Company Exchange

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Weyerhaeuser Company, a Washington corporation (the "Company"), upon the terms and subject to the conditions set
forth in the Prospectus dated           , 2002 (as the same may be amended or
supplemented from time to time, the "Prospectus") and the related Letter of Transmittal (which together constitute the "Exchange Offers"), receipt of which are hereby acknowledged, the aggregate principal amount of Old Securities of each series set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offers -- Procedures for Tendering Old Securities -- Guaranteed Delivery."

Aggregate Principal Amount Floating Rate Notes due 2003 Tendered (must be in denominations of $1,000 and integral multiples of $1,000):

Certificate No(s), (if available):

Aggregate Principal Amount of 5.50% Notes due 2005 Tendered (must be in denominations of $1,000 and integral multiples of $1,000):

Certificate No(s), (if available):

Aggregate Principal Amount of 6.125% Notes due 2007 Tendered (must be in denominations of $1,000 and integral multiples of $1,000):

Certificate No(s), (if available):

Aggregate Principal Amount of 6.75% Notes due 2012 Tendered (must be in denominations of $1,000 and integral multiples of $1,000):

Aggregate Principal Amount of 7.375% Debentures due 2032 Tendered (must be in denominations of $1,000 and integral multiples of $1,000):

Certificate No(s), (if available):

If Old Securities will be tendered by book-entry transfer through DTC (as defined below), provide the following information:

DTC Account Number:

Date:
Name(s) of Registered Holders:

Address(es):

Area Code and Telephone Number(s):

Signature(s):

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker or government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or clearing agency; or (v) a savings association (each, an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Securities of each series tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Securities of such series to the applicable account of the Exchange Agent at The Depository Trust Company ("DTC") pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letter(s) of Transmittal (or facsimiles thereof) and any other required documents or, in the case of Old Securities of such series tendered by book-entry transfer, an appropriate agent's message (as defined in the Prospectus) through DTC, in each case within three New York Stock Exchange trading days after the Expiration Date of the Exchange Offer for the Old Securities of such series.

Name of Firm:

Address:
                                   (ZIP CODE)

Area Code and Telephone Number:
                             (AUTHORIZED SIGNATURE)

Title:

Name:
                             (PLEASE TYPE OR PRINT)

Date:

NOTE: DO NOT SEND OLD SECURITIES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL
      SURRENDER OF OLD SECURITIES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS OR IN COMPLIANCE WITH THE PROCEDURES FOR BOOK-ENTRY TRANSFER DESCRIBED IN THE PROSPECTUS.

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